UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 3, 2015

The Staffing Group Ltd.

(Exact name of registrant as specified in its charter)

Nevada	333-185083	99-0377457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 Poydras Street, Suite 1165

New Orleans, LA 70130

(Address of principal executive offices)

(504) 525-7955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 3, 2015, The Staffing Group, Ltd. (the “Company”) held a special meeting of stockholders (the “Meeting”). At the Meeting, the stockholders voted on the following proposal described in detail in the Company’s definitive information statement for the Meeting (the “Information Statement”) filed with the Securities and Exchange Commission on July 31, 2015. As of the record date for the Meeting, there were 37,220,013 shares of the Company’s common stock, par value $0.001 per share, issued and outstanding and entitled to one vote for each share held. At the meeting there were a total of 19,205,115 shares of common stock, or 51.60% of the total number of shares eligible to vote, present or submitted by proxy prior to the meeting, constituting a quorum.

Proposal 1 — APPROVAL OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK THAT WE MAY ISSUE FROM 75,000,000 TO 155,000,000 SHARES, OF WHICH 150,000,000 SHARES SHALL BE CLASSIFIED AS COMMON STOCK AND 5,000,000 SHARES SHALL BE CLASSIFIED AS BLANK CHECK PREFERRED STOCK.

The stockholders ratified the amendment to our articles of incorporation to increase the number of authorized shares of our capital stock that we may issue from 75,000,000 to 155,000,000 shares, of which 150,000,000 shares shall be classified as common stock and 5,000,000 shares shall be classified as blank check preferred stock with the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

17,356,867	821,581	1,026,667	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STAFFING GROUP, LTD.

Date: September 10, 2015	By:	/s/ Brian McLoone
Brian McLoone
Chief Executive Officer